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Exhibit 10.27

[Conformed Copy]

Qwest Communications International Inc.

Qwest Services Corporation
Qwest Capital Funding, Inc.

$1,775,000,000

7 1/4% Senior Notes due 2011

7 1/2% Senior Notes due 2014

Floating Rate Senior Notes due 2009

PURCHASE AGREEMENT

dated January 30, 2004

Banc of America Securities LLC
Credit Suisse First Boston LLC
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
Wachovia Capital Markets, LLC

Purchase Agreement

January 30, 2004

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
    As Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

        Introductory.    Qwest Communications International Inc., a Delaware corporation ("QCII" or the "Company"), proposes to issue and sell (the "Offering") to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of an $525 million aggregate principal amount of the Company's 7 1/4% Senior Notes due 2011 (the "2011 Notes"), $500 million aggregate principal amount of the Company's 7 1/2% Senior Notes due 2014 (the "2014 Notes") and $750 million aggregate principal amount of the Company's Floating Rate Senior Notes due 2009 (the "Floating Rate Notes"). The 2011 Notes, the 2014 Notes and the Floating Rate Notes are sometimes hereinafter referred to as a "series" of Notes and collectively as the "Notes." Banc of America Securities LLC and the initial purchasers listed on Schedule A have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

        The Notes will be issued pursuant to an indenture, dated as of February 5, 2004 (the "Indenture"), between the Company and J.P. Morgan Trust Company, N.A., as trustee (the "Trustee"). The Notes will be guaranteed by Qwest Services Corporation, a Colorado corporation ("QSC"), and Qwest Capital Funding, Inc., a Colorado corporation ("QCF" and, together with QSC the "Guarantors" and together with QSC and QCII, the "Qwest Companies"). Notes will be issued initially only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2) (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

        The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of February 5, 2004 (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company will agree to file a with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company (including the related guarantees of the Guarantors) with terms substantially identical to each respective series of the Notes (the "Exchange Notes") to be offered in exchange for each series of the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes.

        The Guarantors will guarantee, on a joint and several basis, the payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (the "Guarantees"), pursuant to and subject to the terms provided in the Indenture. The Guarantees will be on (i) a senior unsecured basis by QCF, and (ii) a senior subordinated secured basis by QSC. The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities." The Guarantee by QSC will be secured by a second priority security interest in the same collateral of QSC (the "QSC Collateral") that secures the Existing Senior Sub Notes Indenture (as defined below) pursuant to an amended and restated Security and Pledge Agreement (the "Pledge Agreement") among QSC, BNY Asset Solutions LLC, as collateral agent (the "Collateral Agent") and other parties thereto, to be dated as of the Closing Date (as defined in Section 2(b) below and used hereafter with the same meaning).

        The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as amended, the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") thereunder).

        The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated January 29, 2004 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated January 30, 2004, describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated January 30, 2004, including amendments or supplements thereto, any exhibits thereto and any documents incorporated by reference therein, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

        The Company hereby confirms its agreements with the Initial Purchasers as follows:

        Section 1. Representations and Warranties. Each of the Company and the Guarantors hereby represents, warrants and covenants to each Initial Purchaser as follows:

        (a)   No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers, or in connection with the initial resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the

Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

        (b)   No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate")), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

        (c)   Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

        (d)   The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary Offering Memorandum or the Offering Memorandum (it being understood and agreed that the offer to purchase notes of QCF dated January 29, 2004 and accompanying letter of transmittal does not and shall not be deemed in any way to constitute such offering material). The Offering Memorandum has been furnished to you or will be furnished to you no later than 5:00 p.m. on the date hereof.

        (e)   The Notes and the Exchange Notes. The Notes and the Exchange Notes, when issued, will be in the form contemplated by the Indenture and will conform in all material respects to the description thereof in the Offering Memorandum; the Notes and the Exchange Notes have each been duly authorized by QCII, and, when executed by QCII and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Exchange Notes, when delivered to the exchanging holders of Notes in connection with the consummation of the Offering in accordance with the terms of the Offering Memorandum, will be duly executed, issued and delivered and will constitute valid and binding obligations of QCII, enforceable against QCII in accordance with their terms, and will be entitled to the benefits of the Indenture, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations.

        (f)    The Guarantees. The Guarantee to be issued by each of the Guarantors and the guarantees to be issued by each of the Guarantors in connection with the issuance of the Exchange Notes have been duly authorized by each Guarantor and, upon the execution, authentication and delivery of the Notes, will be duly executed and delivered, will be entitled to the benefits of the Indenture, and will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditor's rights and remedies generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations.

        (g)   The Indenture. The Indenture has been duly authorized by QCII and each of the Guarantors and, when executed and delivered by QCII and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will have been duly executed and delivered, and on the Closing Date will constitute a valid and binding obligation of QCII and each of the Guarantors, enforceable against QCII and each of the Guarantors in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations.

        (h)   The Registration Rights Agreement and DTC Agreement. The Registration Rights Agreement and the DTC Agreement have been duly authorized by QCII and each of the Guarantors and, when executed and delivered by QCII and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee, on behalf of the holders of the Notes and, in the case of the DTC Agreement, the Depositary), will have been duly executed and delivered and will constitute valid and binding obligations of QCII and each of the Guarantors, enforceable against QCII and each of the Guarantors in accordance with their terms, except as may be limited by (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (3) public policy considerations and (ii) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

        (i)    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Qwest Companies.

        (j)    The Pledge Agreement. The Pledge Agreement has been duly authorized by QSC and, when executed and delivered by QSC (assuming the due authorization, execution and delivery thereof by the other parties thereto and the Collateral Agent), will have been duly executed and delivered on the Closing Date, and the Pledge Agreement will constitute a valid and binding obligation of QSC, enforceable against QSC in accordance with its terms and, upon delivery of the applicable documents to the Collateral Agent in accordance with the provisions of the Pledge Agreement, a valid lien on the Collateral, on the Closing Date, securing obligations of QSC under the Indenture, which lien and security interest will be superior to and prior to the liens of all third persons existing on the Closing Date including the liens granted for the benefit of the holders of notes under the Existing QCII 2008 Indentures (as defined below) and the Existing Senior Sub Notes Indenture (as defined below), except for senior liens granted for the benefit of the lenders under the Existing QSC Credit Facility and to be granted under the New QSC Credit Facility (each as defined below), except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the availability of specific performance or injunctive relief and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations and (iv) the limitations described therein relating to regulatory restrictions.

        (k)   No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change in the financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (any such change is called a "Material Adverse Change"); and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

        (l)    Independent Accountants. KPMG LLP, who have performed a review of or expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act. Any non-audit services provided by such accountants have been approved by the Audit Committee of the Company.

        (m)  Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum, present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary—Summary Selected Financial Data" and "Selected Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.

        (n)   Incorporation and Good Standing of the Company and Its Subsidiaries. QCII and each of QCII's subsidiaries (each such subsidiary a "Subsidiary" and collectively, the "Subsidiaries"), that is a "significant subsidiary" of QCII (as such term is defined in Rule 1-02 of Regulation S-X) and each other Subsidiary that is an obligor under the QSC Credit Agreement, or any material intercompany loan (each such Subsidiary a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries" and including, but not limited to, those Subsidiaries listed on Schedule 2), has been duly incorporated or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, with all requisite corporate or other power and authority to own or lease its properties and conduct its businesses as now conducted as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial position, results of operations or prospects of QCII and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

        (o)   The Capital Stock. The outstanding shares of capital stock or other equity interests of each of QCII and each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights; except as disclosed in the Offering Memorandum, all of the outstanding shares of capital stock or other equity interests of each of the Significant Subsidiaries are owned, directly or indirectly by QCII, free and clear of all liens, encumbrances, equities and claims (other than (i) liens to be released in connection with the payment of indebtedness outstanding under the Second Amended and Restated Credit Agreement, dated as of August 30, 2002, as amended, among QCII, QSC, other Subsidiaries of QCII, Bank of America, N.A., as administrative agent, and the other lenders named therein (the "Existing QSC Credit Facility"), (ii) liens to be created in connection with the execution of the Credit Agreement to be dated as of February 2004, among the Company, QSC, Bank of America, N.A., as administrative agent, and the other lenders named therein (the "New QSC Credit Facility"), (iii) liens created on December 26, 2002 under (x) the indenture among QSC, the guarantors named therein and Bank One Trust company, N.A. relating to the 13% Senior Subordinated Secured Notes due 2007, the 13 1/2% Senior Subordinated Secured Notes due 2010 and the 14% Senior Subordinated Secured Notes due 2014 (the "Existing Senior Sub Notes Indenture") and (y) the indentures dated as of November 4, 1998 and November 27, 1998, respectively, between QCII and Bankers Trust Company relating to the 7.50% Senior Notes due 2008 of QCII and the 7.25% Senior Notes due 2008 of QCII (the "Existing QCII 2008 Indentures")) and (iv) liens to be created on the Closing Date under the Indenture, or restrictions on transferability or voting (other than those imposed by the Securities Act, or the securities or "Blue Sky" laws of certain jurisdictions).

        (p)   Registration of Securities. No holder of securities of QCII or any Significant Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Qwest Companies pursuant to the Registration Rights Agreements.

        (q)   Necessary Corporate Action. The Qwest Companies have taken all necessary corporate action to authorize the Offering.

        (r)   No Violations. Neither QCII nor any Significant Subsidiary is (i) in violation of its certificate of incorporation or bylaws (or similar organizational documents), (ii) except as set forth in the Offering Memorandum, in violation of any statute, judgment, decree, order, rule or regulation applicable to QCII or any Significant Subsidiary or any of their respective properties or assets, except for such violations which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which QCII or any Significant Subsidiary is a party or to which QCII or any Significant Subsidiary is subject (each, a "Contract" and collectively, the "Contracts"), except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

        (s)   All Necessary Consents and Approvals. Assuming compliance with the limitations and restrictions contained under the heading "Notice to Investors" in the Offering Memorandum, no consent, approval, authorization or order of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body is required for the making of the Offering, the exchange of the Notes for the Exchange Notes pursuant to the Exchange Offer, the execution, delivery and performance of any of this Agreement, the Preliminary Offering Memorandum, the Offering Memorandum, the Pledge Agreement, the Notes, the Exchange Notes, the Indenture and the Registration Rights Agreement, collectively, the "Transaction Documents" or the consummation of the other transactions contemplated in this Agreement, except (i) such as have been obtained on or prior the Closing Date, (ii) such as may be required under the Securities Act, the Exchange Act, state securities or "Blue Sky" laws in connection with the exchange of the New Securities for the Registered Exchange Notes, as applicable, (iii) such as may be required under the Registration Rights Agreements, and (iv) such filings and recordings with governmental authorities as may be required to perfect liens under the Pledge Agreement.

        (t)    No Liens or Encumbrances. The Offering, the exchange of the Notes for the Exchange Notes pursuant to the Registration Rights Agreement, the execution, delivery and performance of any of the Transaction Documents and the consummation of the transactions contemplated in this Agreement will not conflict with or constitute or result in a breach or violation of, or result in the creation or imposition of a lien, charge or encumbrance on any material property or assets of QCII or any Subsidiary (other than as permitted under the Indentures) under, any of (i) the terms or provisions of, or constitute a default by QCII or any Subsidiary under, any Contract, (ii) the certificate of incorporation or bylaws (or similar organizational documents) of QCII or any Subsidiary or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body applicable to QCII or any Subsidiaries or any of their respective properties, except for such conflicts, breaches, violations or defaults, in the case of clauses (i) and (iii), which would not, individually or in the aggregate, have a Material Adverse Effect.

        (u)   Compliance with the Offering Memorandum. The statements in the Offering Memorandum under the headings "Description of the Notes," "Description of Other Indebtedness" and "Certain United States Federal Income Tax Consequences" fairly summarize the matters described therein in all material respects.

        (v)   The Transaction Documents. The Transaction Documents conform or will conform in all material respects to the descriptions thereof in the Offering Memorandum.

        (w)  No Litigation. Except as set forth in the Offering Memorandum, there is no action, suit or proceeding by or before any court or governmental, legislative, judicial, administrative or regulatory agency, authority or body or any arbitrator involving QCII or any Subsidiary or property of QCII or any Subsidiary pending or, to the best knowledge of the Qwest Companies, threatened, except for such actions, suits or proceedings which would not, individually or in the aggregate, reasonably be expected to have (i) a material adverse effect on the performance by the Qwest Companies of any of the Transaction Documents, to the extent each will be a party thereto, the issuance of the Notes, or the consummation of any of the transactions contemplated hereby or by the Transaction Documents or (ii) a Material Adverse Effect.

        (x)   Intellectual Property. Except as set forth in the Offering Memorandum and except for licenses and other rights reasonably expected to be obtained or developed in the ordinary course of business, each of QCII and each of the Significant Subsidiaries own or possess all licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by it as described in the Offering Memorandum, except where failure to possess such licenses or other rights would not, individually or in the aggregate, have a Material Adverse Effect, and neither QCII nor any Significant Subsidiary has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how, except for such infringement or conflict which would not, individually or in the aggregate, have a Material Adverse Effect.

        (y)   Permits. Except as set forth in the Offering Memorandum and except for Permits (as defined below) reasonably expected to be obtained in the ordinary course of business, each of QCII and each of the Subsidiaries possesses all material licenses, permits, franchises and other governmental authorizations, consents and approvals necessary (collectively, the "Permits") to conduct the businesses and own or lease its properties now or proposed to be operated by it as described in the Offering Memorandum and each of QCII and each of the Subsidiaries is in compliance with the terms of such Permits, except where failure to possess such Permits or to so comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; none of QCII or any Subsidiary has received any notice of any proceeding relating to the revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

        (z)   Conduct of Business. Subsequent to the respective dates as of which information is given in the Offering Memorandum and except as described therein or contemplated thereby, neither QCII nor any Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business.

        (aa) Environmental Compliance. The Qwest Companies and their Significant Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

        (bb) Tax Law Compliance. United States Federal income tax returns of QCII and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1992. QCII and its Subsidiaries have filed all United Stated Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by QCII or any Subsidiary, except for taxes the amounts, applicability or validity of which is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of QCII and its Subsidiaries in respect of taxes or other government charges are, in the opinion of QCII, adequate.

        (cc) Title to Property. Each of QCII and each of the Subsidiaries has good and marketable title to all real property described in the Offering Memorandum as being owned by it, and good and marketable title to a leasehold estate in the real property described in the Offering Memorandum as being leased by it (except for those leases of real property in which QCII or any Subsidiary has good title and that would be marketable but for the requirement that the landlord consent to an assignment or sublease of the lease) except in each case, to the extent the failure to have such title would not have a Material Adverse Effect.

        (dd) No Labor Disputes. There is no strike, labor dispute, slowdown or work stoppage with the employees of QCII or any of the Significant Subsidiaries which is pending or, to the best knowledge of the Qwest Companies, threatened in writing, except for such events that would not, individually or in the aggregate, have a Material Adverse Effect.

        (ee) Company not an "Investment Company." Neither QCII nor any Significant Subsidiary is now or, after giving effect to the offering and issuance of the Exchange Notes, and the cancellation of the Notes accepted in the Exchange Offer and the consummation of the other transactions contemplated by the Offering Memorandum, will be an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (ff)  No Price Stabilization or Manipulation. Neither QCII nor any Subsidiary or, to the best knowledge of the Qwest Companies, any of their directors, senior executive officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any of the Qwest Companies to facilitate the sale or resale of the Notes.

        (gg) Statistical and Market Data. The statistical and market-related data included or incorporated by reference in the Offering Memorandum are based on or derived from sources that the Qwest Companies believe to be reliable and accurate in all material respects.

        (hh) Solvency. After giving effect the transactions contemplated by this Agreement and the Offering Memorandum, (a) the fair value of the assets of each of the Qwest Companies, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the properties of each of the Qwest Companies will exceed the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (c) each of the Qwest Companies will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) no Qwest Company will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the date hereof.

        (ii)   Officer's Certificate. Any certificate signed by any officer of the Qwest Companies and delivered to the Initial Purchasers or counsel for the Initial Purchasers in connection with the Offering shall be deemed a representation and warranty by the Qwest Companies as to matters covered thereby to the Initial Purchasers.

        (jj)   Insurance. Except as otherwise disclosed in the Offering Memorandum, each of the Company and its domestic subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses.

        (kk) ERISA Compliance. Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as otherwise disclosed in the Offering Memorandum, (i) the Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA; (ii) no "reportable event" (as defined under ERISA) has occurred with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; (iii) no "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates has any "accumulated funding deficiency" (as defined in ERISA); (iv) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred any liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (b) Sections 412, 4971, 4975 or 4980B of the Code and (v) each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414, or of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member.

        (ll)   Compliance with Sarbanes-Oxley Act of 2002. The Company and, to the best of its knowledge, its officers and directors are in compliance in all material respects with the applicable provisions of the

Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that are effective.

        Section 2. Purchase, Sale and Delivery of the Securities.

        (a)   The Securities. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of each series of Notes to the extent set forth opposite their names on Schedule A, at the respective purchase price for each series of Securities, as set forth on Schedule A as a percentage of the principal amount thereof payable on the Closing Date.

        (b)   The Closing Date. Delivery of certificates for each series of Notes in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on the date specified on Schedule A for such series of Notes, or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing for each series of Notes is called the "Closing Date" with respect to that particular series).

        (c)   Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

        (d)   Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor").

        Section 3. Additional Covenants. The Qwest Companies further covenant and agree with each Initial Purchaser as follows:

        (a)   Initial Purchasers' Review of Proposed Amendments and Supplements. Until the later of the Closing Date and the resale of all of the Notes by the Initial Purchasers to the Subsequent Purchasers, prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Qwest Companies shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Qwest Companies shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

        (b)   Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the reasonable opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial

Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

          The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.

        (c)   Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

        (d)   Blue Sky Compliance. The Company shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

        (e)   Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

        (f)    The Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

        (g)   Future Reports. For so long as any Securities or Exchange Securities remain outstanding, the Company will furnish to Banc of America Securities LLC: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities). The availability of any such report, proxy statement or communication on the Commission's EDGAR system shall be sufficient to satisfy the Company's obligation to furnish such report, proxy statement or communication under this section.

        (h)   No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

        (i)    Legended Securities. Each certificate for a Note will bear the legend contained in "Transfer Restrictions" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

        (j)    PORTAL. The Company will use its reasonable best efforts to cause such Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

        Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

        Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, and the Notes and the Guarantees, (v) all filing fees, attorneys' fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

        Section 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

        (a)   Accountants' Comfort Letter. On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's

"comfort letters" to Initial Purchasers, with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

        (b)   No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

          (i)    in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

          (ii)   there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

        (c)   Opinion of Counsel for the Company. On the Closing Date the Initial Purchasers shall have received the favorable opinions of in-house counsel of the Company and outside counsel for the Company, dated as of such Closing Date, the forms of which are attached as Exhibit A.

        (d)   Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Cahill Gordon & Reindel llp, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

        (e)   Officers' Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by an executive officer of the Company and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that to the best knowledge of such officer:

          (i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

          (ii)   the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

          (iii)  the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

        (f)    Bring-down Comfort Letter. On the Closing Date the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

        (g)   PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

        (h)   Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

        (i)    Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

        If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

        Section 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (A)  Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

          (B)  The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

          (C)  With respect to offers and sales of Notes outside the United States, each Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Qwest Companies that would permit a public offering of the Notes, or possession or distribution of either the Preliminary Offering Memorandum or the Final Offering Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where legal or regulatory action for that purpose is required.

          (D)  Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

    "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE

    PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY."

        Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by any Persons other than the respective Initial Purchasers.

        Section 8. Indemnification. The Qwest Companies, jointly and severally, hereby agree to hold each Initial Purchaser harmless and to indemnify each Initial Purchaser (including any of its affiliated companies and any director, officer, agent or employee of such Initial Purchaser or any such affiliated company) in its capacity as Initial Purchaser and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange Act) such Initial Purchaser (including any of such Initial Purchaser's affiliated companies) (collectively, "Indemnified Persons") from and against any and all losses, claims, damages, liabilities or expenses (whether direct or indirect, in contract, tort or otherwise) whatsoever, as incurred (including the cost of any investigation and preparation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or any omission or alleged omission to state in any the Offering Memorandum a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for any such loss, claim, damage, liability or expense which arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or (y) any omission or alleged omission to state in the Offering Memorandum a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, if in any such case such statement or omission relates to such Initial Purchaser and was made in reliance upon and in conformity with information furnished in writing by such Initial Purchaser to the Qwest Companies expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of each Initial Purchaser consists of the fifth, sixth and eighth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum (the "Initial Purchaser Information"). The foregoing indemnity shall be in addition to any liability which the Qwest Companies might otherwise have to such Initial Purchaser and such other Indemnified Persons.

        Each Initial Purchaser severally hereby agrees to hold the Qwest Companies harmless and to indemnify the Qwest Companies (including any of their respective affiliated companies and any director, officer, agent or employee of the Qwest Companies or any such affiliated company) and any director, officer or other person controlling (within the meaning of Section 20(a) of the Exchange Act) the Qwest Companies (including any of the Qwest Companies' affiliated companies) from and against any and all losses, claims, damages, liabilities or expenses (whether direct or indirect, in contract, tort or otherwise) whatsoever, as incurred (including the cost of any investigation and preparation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Purchaser Information furnished by such Initial Purchaser for inclusion in the Offering Memorandum, or any omission or alleged omission to state in such Initial Purchaser Information a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        If a claim is made against any Indemnified Person as to which such Indemnified Person may seek indemnity under this Section 8, such Indemnified Person shall notify the Qwest Companies promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Qwest Companies promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure to so notify the Qwest Companies shall not, however, relieve the Qwest Companies from any liability which it may have on account of the indemnity under this Section 8, except to the extent such failure results in the forfeiture by the Qwest Companies of substantial rights and defenses. The Qwest Companies shall have the right to assume the defense of any such litigation or proceeding, including the engagement of counsel reasonably satisfactory to such Initial Purchaser. In any such litigation or proceeding the defense of which the Qwest Companies shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Qwest Companies shall have failed promptly to assume the defense thereof and employ counsel as provided above, or (ii) counsel to the Indemnified Person reasonably determines that representation of such Indemnified Person by the Qwest Companies' counsel would present the Qwest Companies' counsel with a conflict of interest. It is understood that the Qwest Companies shall not, in connection with any litigation or proceeding or related litigation or proceeding in the same jurisdiction, be liable under this Agreement for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated by the Initial Purchasers.

        The Qwest Companies agree to notify each Initial Purchaser promptly of the written assertion of any claim in connection with the Offering against it, any of its officers or directors or any person who controls it within the meaning of Section 20(a) of the Exchange Act. The Qwest Companies will not settle, compromise or consent to entry of judgment with respect to any litigation or proceeding in respect of which indemnity may be sought hereunder, whether or not an Initial Purchaser or its related Indemnified Persons is an actual or potential party to such litigation or proceeding, without each Initial Purchaser's prior written consent (which consent shall not be unreasonably withheld or delayed), unless such settlement, compromise or consent (i) includes an unconditional release of each such Initial Purchaser and its related Indemnified Persons from all liability in any way related to or arising out of such litigation or proceeding and (ii) does not impose any actual or potential liability or any other obligation upon any such Initial Purchaser and its related Indemnified Persons and does not contain any factual or legal admission of fault, culpability or a failure to act by or with respect to any such Initial Purchaser and its related Indemnified Persons.

        Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company in respect of one or more series of Securities in which the related Initial Purchasers participated as such, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities of such series pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement in respect of one or more series of Securities in which the related Initial Purchaser participated as such shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities of such series pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities of such series. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

        The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

        Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

        Section 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by Banc of America Securities LLC, on behalf of the Initial Purchasers, by notice given to the Company if at any time: (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any national or international crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; or (iv) since the date of the Offering Memorandum, there shall have occurred any Material Adverse Change which in the judgment of the Initial Purchasers makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company to any Initial Purchaser, except that the Company shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

        Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

        Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

        If to the Initial Purchasers:

    Banc of America Securities LLC
    9 West 57th Street
    New York, NY 10019
    Attention: Legal Department
    Fax: (212) 583-8567

        with a copy to:

    Cahill Gordon & Reindel LLP
    80 Pine Street
    New York, New York 10005
    Attention: James J. Clark, Esq.
                      Jonathan A. Schaffzin, Esq.
    Fax: (212) 269-5420

        If to the Qwest Companies:

    Qwest Communications International Inc.
    Qwest Services Corporation
    Qwest Capital Funding, Inc.
    1801 California Street
    Denver, Colorado 80202
    Attention: Chief Financial Officer
    Fax: (303) 296-6920
    General Counsel
    Fax: (303) 296-5974

        with a copy to:

    Gibson, Dunn & Crutcher LLP
    1801 California Street, Suite 4200
    Denver, Colorado 80202
    Attention: Richard M. Russo, Esq.
    Fax: (303) 313-2838

        and a copy to:

    O'Melveny & Myers
    400 South Hope Street
    Los Angeles, California 90071
    Attention: David J. Johnson, Jr., Esq.
    Fax: (213) 430-6407

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

        Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

        Section 14. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        Section 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        Section 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers with respect to a series of Notes shall fail or refuse to purchase Notes of such series that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Notes of such series which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes of such series to be purchased on such date, the other Initial Purchasers with respect to such series shall be obligated, severally, in the proportions that the principal amount of Notes of such series set forth opposite their respective names on Schedule A bears to the aggregate principal amount of

Notes of such series set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with respect to such series with the consent of the non-defaulting Initial Purchasers with respect to such series, to purchase the Notes of such series which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers with respect to a series of Notes shall fail or refuse to purchase Notes of such series and the aggregate principal amount of Notes of such series with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes of such series to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers with respect to a series of Notes and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate with respect to such series of Notes without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

        As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

        Section 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,
QWEST COMMUNICATIONS INTERNATIONAL INC. QWEST SERVICES CORPORATION QWEST CAPITAL FUNDING, INC.
By:	/s/ OREN SHAFFER Name: Oren Shaffer Title: Vice Chairman and Chief Financial Officer

        The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON LLC
DEUTSCHE BANK SECURITIES INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC

By:	BANC OF AMERICA SECURITIES LLC
By:	/s/ LEE ANN GLIHA Name: Lee Ann Gliha Title: Vice President

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